As filed with the Securities and Exchange Commission on August 16, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
_________________________________

MagneGas Corporation
 (Exact name of registrant as specified in its charter)

Delaware	3559	26-0250418
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

150 Rainville Road
Tarpon Springs, FL 34689
(727) 934-3448
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808
(800) 927-9801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

Gregg E. Jaclin, Esq. Anslow & Jaclin LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 Tel No.: (732) 409-1212 Fax No.: (732) 577-1188	Jonathan R. Zimmerman Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South 7th Street Minneapolis, MN 55402 Tel No.: (612) 766-7000 Fax No.: (612) 766-1600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock, $0.001 par value per share	546,250	$4.06	$2,217,775	$254.16

Total				$254.16

(1)           This registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(2)           Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)           Previously Paid.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering 546,250 shares of Common Stock, par value $0.001 per share, of MagneGas Corporation, a Delaware corporation (the “Company”).  This Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-181775) (the “Original Registration Statement”), initially filed by the Company on May 30, 2012 and declared effective by the Securities and Exchange Commission on August 15, 2012.  Pursuant to Rule 462(b), the contents of the Original Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereonto duly authorized, in the City of Tarpon Springs, State of Florida, on August 16, 2012.

MAGNEGAS CORPORATION

By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer

By:	/s/ Luisa Ingargiola
Luisa Ingargiola
Chief Financial Officer

We, the undersigned officers and directors of MagneGas Corporation, hereby severally constitute Ermanno Santilli, Scott Wainwright and Luisa Ingargiola, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable MagneGas Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Ruggero Maria Santilli	Chairman of the Board	August 16, 2012
Dr. Ruggero Maria Santilli

/s/ Ermanno Santilli	Chief Executive Officer and Director	August 16, 2012
Ermanno Santilli	(principal executive officer)

/s/ Scott Wainwright	President	August 16, 2012
Scott Wainwright

/s/ Luisa Ingargiola	Chief Financial Officer, Secretary and Director	August 16, 2012
Luisa Ingargiola	(principal financial and accounting officer)

/s/ Carla Santilli	Director	August 16, 2012
Carla Santilli

/s/ Christopher Huntington	Director	August 16, 2012
Christopher Huntington

/s/ Jacques Kerrest	Director	August 16, 2012
Jacques Kerrest

/s/ Kevin Pollack	Director	August 16, 2012
Kevin Pollack

EXHIBIT INDEX

Exhibit Number	Description	Filing Method
5.1	Opinion of Anslow & Jaclin LLP	Filed herewith

23.1	Consents of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Counsel	Included in Exhibit 5.1

24.1	Powers of Attorney	Included with signatures